UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

September 28, 2005

NUTRACEA

(Exact name of registrant as specified in its charter)

California	000-32565	87-0673375
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1261 Hawk’s Flight Court El Dorado Hills, California	95762
(Address of principal executive offices)	(Zip Code)

(916) 933-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

Effective October 4, 2005, NutraCea, a California corporation (the “Company”), acquired The RiceX Company, a Delaware corporation (“RiceX”), by merging the Company’s wholly-owned subsidiary, Red Acquisition Corporation, a Delaware corporation, with and into RiceX.

On October 4, 2005, a Current Report was filed on Form 8-K to, among other things, report the acquisition of RiceX by the Company. This Amendment No. 1 to the Current Report on Form 8-K is being filed in order to include the historical financial statements of RiceX and the pro forma financial information required by Item 9.01 of Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.

The audited consolidated financial statements of RiceX for the fiscal years ended December 31, 2004 and 2003, and the unaudited consolidated financial statements of RiceX for the nine months ended September 30, 2005, are attached to this Amendment No. 1 to the Current Report on Form 8-K as Exhibit 99.1.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined consolidated statements of operations of NutraCea for the fiscal year ended December 31, 2004, and the unaudited pro forma condensed combined consolidated balance sheets and statements of operations of NutraCea for the nine months ended September 30, 2005, are attached to this Amendment No. 1 to the Current Report on Form 8-K as Exhibit 99.2.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Document
2.1

Agreement and Plan of Merger and Reorganization, dated April 4, 2005, by and among NutraCea, The RiceX Company and Red Acquisition Corp. (incorporated by reference to Exhibit 2.1 to NutraCea’s Form 8-K filed on April 4, 2005).

99.1

Audited consolidated financial statements of The RiceX Company for the periods ended December 31, 2004 and 2003 and unaudited consolidated financial statements of The RiceX Company for the period ended September 30, 2005.

99.2	Unaudited pro forma condensed combined consolidated financial information of NutraCea for the nine months ended September 30, 2005 and the year ended December 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRACEA
Date: November 17, 2005	By:	/s/ Todd C. Crow Todd C. Crow Chief Financial Officer

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